Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #167 to the Registration Statement on Form N-1A of the Saratoga Advantage Trust and to the use of our reports dated October 29, 2025 on the financial statements and financial highlights of the funds comprising of the Saratoga Advantage Trust, appearing in Form N-CSR for the year ended August 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 29, 2025